Grantham, Mayo, Van Otterloo & Co. LLC

MEMORANDUM

To:              Thatsada Sethaphong

From:              Judith Lyden

Date:              December 16, 2014

Re:              GMO Series Trust - Item 77 Attachments - Form N-SAR
For Period May 1, 2014 through October 31, 2014 (and current)

In connection with Item 77 of the N-SAR filing, attached is Amendment No. 2 to the GMO Series Trust Declaration of Trust detailing the following name changes:

NAME CHANGES:
GMO International Opportunities Equity Allocation Series Fund to GMO International Developed Equity Allocation Series Fund GMO U.S. Core Equity Series Fund to GMO U.S. Equity Allocation Series Fund (effective August 31, 2014)

Note:  The terminations noted in the Amendment No. 2 were included on the April 2014 NSAR filing (see terminations listed below).
TERMINATIONS:
GMO Developed World Stock Series Fund
GMO International Core Equity Series Fund GMO International Growth Equity Series Fund GMO International Large/Mid Cap Value Series Fund GMO U.S. Equity Allocation Series Fund GMO U.S. Growth Equity Series Fund GMO U.S. Intrinsic Value Series Fund

Please let me know if you have any questions.  Thank you.